Exhibit 3.179

CERTIFICATE OF INCORPORATION

STOCK CORPORATION

Office of the Secretary of the State

30 Trinity Street / P.O. Box 150470 / Hartford, CT 06115-04 / new I-97

Space For Off

FILING #0001710337 PG 01 OF 02 VOL B-00120

FILED 04/16/1997 03:01 PM PAGE 00038

SECRETARY OF THE STATE

CONNECTICUT SECRETARY OF THE STATE

1.	NAME OF THE CORPORATION:

NSC Connecticut, Inc.

2.	TOTAL NUMBER OF AUTHORIZED SHARES: 10,000

If the corporation has more than one class of shares, it must designate each class and the number of shares authorized within each class below

Class	Number of shares per class
Common

3.	TERMS, LIMITATIONS, RELATIVE RIGHTS AND PREFERENCES OF EACH CLASS OF SHARES AND SERIES THEREOF PURSUANT TO CONN. GEN. STAT. SECTION 33-665:

Common Stock, No Par Value, Number of Shares to be issued is 100.

Space For Off FILING #0001710397 PG 02 OF 02 VOL B-00120 FILED 04/16/1997 03:01 PM PAGE 00039 SECRETARY OF THE STATE CONNECTICUT SECRETARY OF THE STATE

4. APPOINTMENT OF REGISTERED AGENT
Print or type name of agent:	Business/initial registered office address:

C T CORPORATION SYSTEM	One Commercial Plaza Hartford, Connecticut 06103

Residence address:
Acceptance of appointment C T CORPORATION SYSTEM By: /s/ [Francis P. Reagan] Ass’t Sect’y Signature of agent

5. OTHER PROVISIONS: N/A

6. EXECUTION Dated this 15th day of April, 1997 Certificate must be signed by each incorporator.
PRINT OR TYPE NAME OF INCORPORATOR(S)	SIGNATURE(S)	COMPLETE ADDRESS(ES)

Steven E. Ducommun	/s/ Steven E. Ducommun	c/o Bell, Boyd & Lloyd 70 W. Madison, Ste. 3300, Chicago Illinois 60602